                                                                 EXHIBIT (d)(1)

                   THE UNITED STATES LIFE Insurance Company
                            In the City of New York
                                A STOCK COMPANY

Home Office:
New York, New York

830 Third Avenue          POLICY NUMBER: 0000000000
New York
830 Third Avenue
(800) 340-2765

WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy. The method for determining the amount payable is stated in the Death Benefit Proceeds provision.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date and if this policy is in force.

THE DEATH BENEFIT WILL BE DETERMINED IN ACCORDANCE WITH THE DEATH BENEFIT AND DEATH BENEFIT OPTIONS PROVISION. THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATION VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ACCUMULATION VALUES MAY INCREASE OR DECREASE.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will increase or decrease based on the amount and frequency of premiums paid, the investment results of the Separate Account and the policy's minimum guarantees. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE POLICY

You may return this policy within ten days after delivery if You are not satisfied with it for any reason. The policy may be returned to Us or to the registered representative through whom it was purchased. Upon surrender of this policy within the ten day period, it will be deemed void from the Date of Issue, and We will refund the greater of: (1) any premiums received by Us; or
(2) Your Accumulation Value as of the first Valuation Date occurring on or next following the date on which Your request is received plus any charges that have been deducted. During this 10 day period all Net Premiums will be allocated to the Money Market Division.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

               Secretary                 President

           FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY FLEXIBLE PREMIUMS - INVESTMENT RESULTS REFLECTED IN POLICY BENEFITS

07921N

                                     INDEX

Annual Report                                                                24
Cash Surrender Value                                                         11
Cash Value                                                                   11
Change of Ownership or Beneficiary                                           20
Changing the Death Benefit Option                                             7
Changing the Specified Amount                                               6-7
Contract                                                                      4
Cost of Insurance Rate Table                                                 28
Date of Issue                                                                 4
Death Benefit and Death Benefit Options                                     5-6
Death Benefit Corridor Rates                                                 29
Dollar Cost Averaging                                                        17
General Account                                                              10
General Provisions                                                        22-26
Grace Period                                                                 13
Incontestability                                                             22
Investments of the Separate Account                                           8
Maturity Date                                                                 3
Monthly Administration Fee                                                   12
Monthly Guarantee Premium                                                 13-14
Monthly Guarantee Premium Period                                              3
Owner                                                                         4
Payment Options                                                           20-22
Policy Loans                                                              18-19
Policy Values Provisions                                                  10-15
Premium Expense Charge                                                        5
Premium Payments                                                            4-5
Reinstatement                                                             24-25
Separate Account Provisions                                                 8-9
Specified Amount                                                              7
Suicide                                                                      23
Surrender Charges                                                         30-31
Surrender, Full and Partial                                                  14
Suspension and Deferral of Payments                                       17-18
Transfer Provision                                                        15-16
Valuation of Assets                                                           8
Valuation Dates                                                               9
Valuation Units                                                               8
When This Policy Terminates                                                  24

                                  DEFINITIONS

Company Reference. "We", "Our", "Us, or "Company" mean The United States Life Insurance Company In the City of New York.

"You", "Your." The words "You" or "Your" mean the Owner of this policy.

Home Office. Our office at 830 Third Avenue, New York, New York 10022

Administrative Center. Our service center to which You should direct all requests, instructions and other communications. Our Administrative Center is located at 2727-A Allen Parkway, Houston, Texas 77019-2191. The mailing address for services is P.O. Box 4880, Houston, Texas 77210-4880. The mailing address for any premium payments not accompanied by a billing statement is P.O. Box 4728, Dept L. Houston, TX 77210-4728.

Payment Processing Center. Our center for processing premium payments at 8430 West Bryn Mawr Avenue, 3/rd/ Floor Lock Box, Chicago, IL 62713. Mailing Address P.O. Box 0814, Carol Spring, IL 60132-0814.

Written, In Writing. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Administrative Center.

Written, In Writing. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Home Office.

                                    NOTICE
                    This Policy Is A Legal Contract Between
                       The Policy Owner And The Company.

07921                            Page 2

Premium Class. We may offer any or all of the following Premium Classes. The Premium Class of this policy is shown on the Policy Schedule as one or a combination of the following terms:

   Preferred Plus. The term "Preferred Plus" means the cost of insurance is based on the Insured being an exceptional mortality risk and a non-user of tobacco and other products that contain nicotine.

   Preferred. The term "Preferred" means the cost of insurance is based on the Insured being a better than average mortality risk.

   Standard. The term "Standard" means the cost of insurance is based on the Insured being an average mortality risk.

   Tobacco. The term "Tobacco" means the cost of insurance is based on the Insured being a user of tobacco or other products that contain nicotine.

   Non-Tobacco. The term "Non-Tobacco" means the cost of insurance is based on the Insured being a non-user of tobacco and other products that contain nicotine.

   Special. The term "Special" means "Sub- standard" or "Rated". This means an extra amount is being charged due to the Insured's health, occupation or avocation.

07921N                           Page 3

                                POLICY SCHEDULE

Insured:                    John Doe   Policy Number:                 000000000
Insurance Age:              35         Date of Issue:              July 1, 2007
Base Coverage:              $50,000    Maturity Date:              July 1, 2093
Supplemental Coverage:      $     0
Initial Specified Amount:   $50,000    Death Benefit Option:                  1

This Is A [Sex Distinct] Policy

Base Policy                              Monthly Cost         Years Payable
-----------                              ------------         -------------
Variable Universal Life                   See Page 28              86

Premium Class:                           Preferred Plus
Initial Premium:                         $830.64
Planned Periodic Premium:                $830.64 Payable Annually
Monthly Deduction Day:                   1st Day of Each Month
Minimum Death Benefit Amount (After A
  Decrease In Specified Amount):         [$50,000]
Monthly Guarantee Premium:               [$20.00]
Monthly Guarantee Premium Period:        [20 Years]
Minimum Partial Surrender:               [$500.00]
Minimum Value That May Be Retained In A
  Division After A Partial Surrender:    [$500.00]

                                          Annual Effective        Monthly
                                         -------------------  ----------------
Guaranteed Interest Rate:                       3.0%                   0.2466%

Interest Rate Applied to Amount offset   4.0%
  by a Policy Loan

Mortality Table:                         2001 Commissioners Standard Ordinary
                                         Male or Female, Smoker or Non-Smoker
                                         Ultimate Mortality Table

Death Benefit Compliance Test:           [Guideline Premium]

Maximum Net Amount At Risk If Death      [3] Times The Initial Specified
  Benefit Option 3 Is Selected:          Amount Stated On This Page

ANY CHANGES IN THE AMOUNT, TIMING OR FREQUENCY OF PREMIUM PAYMENTS, ADJUSTMENTS IN THE CREDITING OF ADDITIONAL INTEREST, INVESTMENT RESULTS IN THE SEPARATE ACCOUNT, ADJUSTMENTS IN MORTALITY OR EXPENSE CHARGES, LOANS OR PARTIAL SURRENDERS TAKEN, COST OF SUPPLEMENTARY RIDERS, OR ADJUSTMENTS IN THE DEATH BENEFIT MAY VARY THE ACCUMULATION OF CASH VALUES AND MAY REQUIRE MORE PREMIUM TO BE PAID THAN WAS ILLUSTRATED OR MAY CAUSE THE POLICY TO LAPSE PRIOR TO THE MATURITY DATE.

BASED ON PAYMENT OF THE MONTHLY GUARANTEE PREMIUM, AN ADDITIONAL LUMP SUM PAYMENT MAY BE REQUIRED TO KEEP THE POLICY IN FORCE AT THE END OF THE MONTHLY GUARANTEE PERIOD. YOU MAY CONTACT US FOR ADDITIONAL INFORMATION.

07921N                           Page 4

Policy Schedule Continued - Policy Number
000000000

Additional Benefits Provided By Riders                   Monthly Cost Years Payable
--------------------------------------                   ------------ -------------
Guaranteed Minimum Death Benefit Rider
   Rider Charge (Deducted from Policy
   Accumulation Value):                                   See Rider        86
   Charges Deducted from CG Account Value:
       CG Cost of Insurance:                              See Rider        86
       CG Premium Expense Charge Percentage:                  [5.0%]
       CG Monthly Administration Fee:                       [$10.00]
       CG Monthly Expense Charge:                             $6.50
   CG Monthly Expense Charge Duration:
       First [5] Policy Years and
       First [5] Years of an Increase
   CG Interest Rate:                                            [5%]
   Separate Account Factor:
   General Account Factor:                                     [70%]
   Restricted Funds (See Rider For Details):                   [90%]
   [AIM V.I. Global Real Estate Fund
   AIM V.I. International Growth Fund
   Credit Suisse Trust Small Cap Core I Portfolio
   Dreyfus VIF International Value Fund
   Franklin Templeton VIP Franklin Small Cap Value
     Securities Fund
   Janus Aspen International Growth Portfolio
   JPMorgan International Equity Portfolio
   MFS (R) VIT Series Trust II New Discovery Series
   Oppenheimer Global Securities Fund/VA
   PIMCO VIT CommodityRealReturn Strategy Portfolio
   Putnam VT Small Cap Value Fund
   VALIC Company I International Equities Fund
   VALIC Company I Small Cap Index Fund]

07921N                           Page 5

Policy Schedule Continued - Policy Number 0000000000

Charges Deducted From The Separate Account

   Mortality and Expense Charge. Deductions from the Separate Account will be made at an annual rate not to exceed the rates stated below. The actual deduction will be made on a daily basis. The initial current rate on a daily basis is [0.001917%].

            Policy Years Current Annual Rate Guaranteed Annual Rate
            ------------ ------------------- ----------------------
             1-10.......        [0.70%]               0.70%
             11-20......        [0.35%]               0.35%
             Thereafter.        [0.00%]               0.15%

Expense Charges:

   Premium Tax (If Applicable). Depending on the laws of the jurisdiction in which this policy was issued, and subject to future changes in residence, a percentage of each premium may be deducted for premium tax. Premium tax rates are subject to change. The premium tax rate for this policy on the Date of Issue is [0%].

       Premium Expense Charge:                        Current  Guaranteed
       -----------------------                        -------  ----------
       (Adjustable Premium Expense Charge Percentage)  [5.0%]     7.5%

                                                      Current  Guaranteed
       Monthly Administration Fee:................... [$10.00]   $10.00

       Monthly Expense Charge For First Five Years:.. [$6.50]

Base Policy Charges and Fees

   Cost of Insurance Charges. Guaranteed maximum cost of insurance rates per $1,000 of Net Amount at Risk are shown on page 28.

   Surrender Charges. Surrender Charges will apply if the policy is surrendered or the Initial Base Coverage is reduced during the Surrender Charge Period following the Date of Issue. Surrender Charges will also apply during the Surrender Charge Period following an increase in Base Coverage. Surrender Charges applicable to this policy appear on pages 30 and 31.

   FOR EACH PARTIAL SURRENDER THERE WILL BE AN ADDITIONAL CHARGE THAT WILL BE THE LESSER OF 2% OF THE AMOUNT WITHDRAWN OR $25.00.

07921N                           Page 6

Contract. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

1. The base policy;

2. The riders that add benefits to the base policy, if any;

3. Endorsements, if any; and

4. The attached copy of Your application, and any amendments or supplemental applications.

Date of Issue. The Date of Issue of this policy is the date on which the first premium is due. The Date of Issue is also the date from which all policy years, anniversaries, and Monthly Deduction dates are determined.

Owner. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record). You may have multiple Owners of this policy. In that case, the authorizations of all Owners are required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of one Owner for transfers and changes in premium and deduction allocations. The Owner and the Insured may be the same person but do not have to be. If an Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor Owner recorded in Our records, if any; otherwise ownership rights pass to the estate of the Owner.

                               PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments. The actual amount and frequency of premium payments will affect the Cash Values and the amount and duration of insurance. Please refer to the Policy Values Provision for a detailed explanation.

Planned Periodic Premiums. The amount and frequency of the Planned Periodic Premiums You selected are shown on the Policy Schedule. You may request a change in the amount and frequency. We may limit the amount of any increase. (See "Maximum Premium").

Unscheduled Additional Premiums. You may pay additional premiums at any time before the Maturity Date shown on the Policy Schedule. We may limit the number and amount of additional premiums. (See "Maximum Premium" and "Maximum Net Amount at Risk").Any unscheduled payments will be applied as an unscheduled additional premium unless You state otherwise.

Maximum Premium. We reserve the right to refund any premium that would cause this policy to fail to qualify as life insurance under the Death Benefit Compliance Test selected, and under applicable tax laws. The test selected is shown on the Policy Schedule.

Maximum Net Amount at Risk. We reserve the right to refund any premium that would cause an immediate increase in the Net Amount at Risk unless the Insured is living and provides evidence of insurability satisfactory to Us. We may automatically effect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, if the Net Amount at Risk exceeds Our limitations. Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy.

07921N                           Page 7

Premium Expense Charge. The Premium Expense Charge is calculated by multiplying the premium paid (after the deduction of any state premium tax) by the Premium Expense Charge Percentage. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

Net Premium. The term Net Premium as used in this policy means "The premium paid, less any applicable state premium tax and less the Premium Expense Charge" except as follows: No Premium Expense Charge will be deducted if the source of the premium is Cash Surrender Values applied from another policy issued by the Company. (We refer to this as an internal rollover).Any changes to the premium tax charges must be approved by the insurance official of the state in which this policy is delivered.

Allocation of Net Premiums. The initial allocation of Net premiums is shown in the application for this policy and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

The initial Net Premium will be allocated to the money market investment option on the later of the following dates:

1. The Date of Issue; or

2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Home Office of the necessary premium.

The initial Net Premium will remain in the money market investment option until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation date which follows the 15th day after the initial Net Premium was applied will be allocated to the money market investment option until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected investment option(s). Each Net Premium received after such Valuation Date will be applied directly to the selected investment option(s) as of the Business Day received.

Changes in the allocation of Net Premiums will be effective on the date We receive the Owner's notice. The allocation may be 100% to any available option or may be divided among several available options in whole percentage points totaling 100%.

Where to Pay. You may make Your payments to Us at Our Home Office, Our Payment Processing Center or to an authorized agent. All premium checks must be made payable to the Company. A receipt signed by an officer of the Company will be furnished upon request. The mailing address for any premium payments not accompanied by a billing statement is shown in the definition of Administrative Center.

                    DEATH BENEFIT AND DEATH BENEFIT OPTIONS

Death Benefit Proceeds. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

1. The Death Benefit Option in effect on the date of death; and

2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on the Policy Schedule.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in "Changing Your Insurance Policy."

Any premium received after the date of death will be refunded and will not be included in the Accumulation Value for purposes of calculating the Death Benefit Amount. The Death Benefit Proceeds will be the Death Benefit Amount, after reversing any premium received after the date of death, less any outstanding policy loans and will be subject to the other provisions of the "Beneficiary and Proceeds" section.

07921N                           Page 8

Death Benefit Compliance Test. Death Benefit Compliance Tests are used to determine if a policy will qualify as life insurance under applicable tax laws. There are two compliance tests which may be used: The Guideline Premium Test and the Cash Value Accumulation Test. The test which You selected when this policy was issued is shown on the Policy Schedule. You cannot change Your election of the Death Benefit Compliance Test after the Date of Issue.

Death Benefit Option. The Death Benefit Option which You have chosen is shown on the Policy Schedule as either Option 1, 2 or 3.

Option 1. If You have chosen Option 1, the Death Benefit Amount will be the greater of:

1. The Specified Amount on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

Option 2. If You have chosen Option 2, the Death Benefit Amount will be the greater of:

1. The Specified Amount plus the Accumulation Value on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

Option 3. If You have chosen Option 3, the Death Benefit Amount will be the amount payable under Option 1 plus the sum of all premiums paid for this policy, including premiums for any riders, less any amounts waived by the Company under a waiver of monthly deduction benefit, except as follows: Premium payments after a partial surrender will not increase the Death Benefit Amount until the sum of premiums paid from the date of the partial surrender exceeds the amount of the partial surrender.

There is a Maximum Net Amount at Risk associated with Death Benefit Option 3. The Maximum Net Amount at Risk on the Date of Issue is shown on the Policy Schedule. If at any time the Net Amount at Risk (Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy) exceeds the Maximum Net Amount at Risk, the Company may automatically effect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, to keep the Net Amount at Risk below the stated maximum. In no event, however, will We effect such partial surrender or Death Benefit reduction if the change would result in adverse tax consequences under Internal Revenue Code (IRC) section 7702. Future underwritten increases in Specified Amount will increase the Maximum Net Amount at Risk.

Death Benefit Corridor Rates are shown in the table for the Death Benefit Compliance Test which You selected.

Specified Amount. The Specified Amount is the total of two types of coverage:
Base Coverage and Supplemental Coverage. Base Coverage is subject to Surrender Charges and a 5 year Monthly Expense Charge, but Supplemental Coverage is not. If Supplemental Coverage has been included as a part of the Specified Amount, charges for the Specified Amount will be lower than if the same Specified Amount had been issued without Supplemental Coverage. However, if Supplemental Coverage is included the premium may be higher for various rider(s) attached to Your policy. The amounts of Base Coverage, Supplemental Coverage (if any) and the Initial Specified Amount are shown on the Policy Schedule.

                        CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option, subject to Our underwriting requirements at any time prior to the Insured's age 100 except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. Your request must be submitted to Our Administrative Center In Writing.

07921N                           Page 9

Increasing the Specified Amount. We will require an application and evidence of insurability satisfactory to Us for any increase in the Specified Amount. The proportion of Base to Supplemental Coverage following an increase may be in any proportion as long as Base Coverage is at least 10% of the total Specified Amount. An increase will be effective on the Monthly Deduction Day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

Decreasing the Specified Amount. Any decrease will go into effect on the Monthly Deduction Day following the Business Day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

1. The Minimum Death Benefit Amount shown on the Policy Schedule; and

2. Any Death Benefit Amount required to qualify this policy as life insurance under applicable tax laws.

Any such decrease will be applied in the following order:

1. Against the Specified Amount provided by the most recent increase, with the decrease applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

2. Against the next most recent increases successively, with the decrease of each prior increase applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

3. Against the Specified Amount provided under the original application, with the decrease applying first to the entire Supplemental Coverage portion of such amount, if any, followed by the Base Coverage portion.

Any reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis with the Surrender Charge prior to the reduction in Base Coverage being reduced proportionately. However, if such charge is greater than the Accumulation Value, the Specified Amount decrease will not be allowed.

Changing the Death Benefit Option. You may request a change from Option 1 to Option 2, from Option 2 to Option 1 or from Option 3 to Option 1.

1. If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero. Any such decrease in Specified Amount will be subject to the same guidelines and restrictions as outlined in the Decreasing the Specified Amount provision.

2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Specified Amount prior to the change plus the Accumulation Value as of the effective date of the change. The entire increase in the Specified Amount will be applied to the last coverage added (either Base or Supplemental) which has not been removed. For the purpose of this calculation, if the Base and Supplemental Coverages were issued on the same date, We will consider the Supplemental Coverage to have been issued later.

3. If You request a change from Option 3 to Option 1: The Specified Amount will remain unchanged.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your request for change.

Changing the Terms of Your Policy. Any change in the terms of Your policy must be approved by the President, a Vice President, an Administrative Officer or the Secretary of the Company. No agent has the authority to make any changes or waive any of the terms of Your policy.

07921N                           Page 10

                          SEPARATE ACCOUNT PROVISIONS

Separate Account. Separate Account USL VL-R is a segregated investment account established by the Company under New York law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the policy liabilities shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account are credited to or charged against such Account without regard to Our other income, gains or losses.

Investments of the Separate Account. The Separate Account is segmented into Divisions. Each Division invests in a single investment option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the investment option(s) listed on the application for this policy. From time to time, We may add additional Divisions. We may also discontinue offering one or more Divisions as provided in the "Rights Reserved by Us" provision. You may make a change in investment selections by filing a Written change form with Our Administrative Center . You may make transfers to the additional Divisions subject to the rules stated in the "Transfer Provision" section and any new rules or limitations which may apply to such additional Divisions.

If shares of any of the investment options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of the shares or may substitute shares of another investment option for shares already purchased under this policy as provided in the "Rights Reserved by Us" provision.

Valuation of Assets. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

Valuation Units. In order to determine policy values in the Divisions We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable investment option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

Net Investment Factor. The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

(1) is the net asset value per share of the applicable investment option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the investment option since the last Valuation Date); and

(2) is the net asset value per share of the shares held in the Division as determined at the end of the previous Valuation Date; and

(3) is a factor representing the Mortality and Expense Charge.

The net asset value of an investment option's shares held in each Division shall be the value reported to Us by that investment option.

07921N                           Page 11

Valuation Dates. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying investment option is unable to value or determine the Division's investment in an investment option due to any of the reasons stated in the "Suspension and Deferral of Payments" provision, the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

Business Day. A Business Day is each day during which the New York Stock Exchange is open for business. We will treat any information or Written communications we receive after the close of a Business Day to have been received as of the next Business Day. For the purpose of collecting daily charges, a Business Day immediately preceded by one or more non-business calendar days will include those non-business days as part of that Business Day. For example, a Business Day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

Minimum Value. The Minimum Value that may be retained in a Division after a partial surrender or transfer is shown on the Policy Schedule. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the money market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

Change of Investment Advisor or Investment Objective. Unless otherwise required by law or regulation, the investment advisor or any investment objective may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is being delivered.

Rights Reserved by Us. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

4.  Make any new Division available to You on a basis to be determined by Us;

5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance;

7. Make any changes required to comply with the requirements of any underlying investment option; or

8. Make other changes in this policy that in Our judgment are necessary or appropriate to ensure that this policy continues to qualify for tax treatment as life insurance, or that do not reduce any Cash Surrender Value, Death Benefit Amount, Accumulation Value or other accrued rights or benefits.

When required by law, We will obtain Your approval of changes and We will obtain approval from any appropriate regulatory authority.

07921N                           Page 12

Right to Convert in the Event of a Material Change in Investment Policy. In the event there is a material change in the investment policy of the Separate Account which has been approved by the Superintendent of the New York Department of Insurance, and You object to such change, You will have the option to convert, without evidence of insurability, to a non-variable life insurance policy. Written request for conversion must be made within 60 days after the later of: (1) the effective date of such change in investment policy; or (2) the receipt of the notice of the options available.

                                GENERAL ACCOUNT

The General Account is a fixed account within Our general assets which We have established for:

1.  Any amounts transferred from the Divisions as a result of a loan; or

2.  Any amounts the Owner allocates to such Account.

The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is shown on the Policy Schedule. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values of amounts allocated to the General Account. Interest applied to that portion of the General Account equal to a policy loan will be at an annual effective rate of 4.0%.

                            POLICY VALUES PROVISION

Accumulation Value. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the General Account. The Accumulation Value reflects:

1.  Net Premiums paid;

2.  Monthly Deductions;

3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

4. Amounts allocated to the General Account, including interest earned on amounts in the General Account;

5. Deductions due to partial surrenders and any charges for partial surrenders; and

6.  Deductions, if any, resulting from decreases in Specified Amount.

Net Premiums are allocated, in accordance with Your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction Day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the allocation of policy deductions in effect on the Monthly Deduction Day. You must state In Writing in advance how Monthly Deductions should be made if other than this method is to be used.

If the unloaned portion of the General Account or the balance in any Division of the Separate Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of Your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that We receive the Written loan request.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that We receive the Written request for partial surrender.

07921N                           Page 13

On the Date of Issue. The Accumulation Value on the Date of Issue is:

1.  The Net Premium received; less

2. The Monthly Deduction for the first policy month (See "How We Calculate a Monthly Deduction").

The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on the Policy Schedule.

On Each Monthly Deduction Day. On each Monthly Deduction Day after the Date of Issue, We will determine the Accumulation Value as follows:

1.  We will take the Accumulation Value as of the last Monthly Deduction Day;

2. Add the interest earned for the month on the excess of the General Account value on the last Monthly Deduction Day over any partial surrenders and transfers made from the General Account since the last Monthly Deduction Day;

3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units;

4.  Add all Net Premiums received since the last Monthly Deduction Day;

5. Subtract any partial surrender made and any charges for partial surrenders since the last Monthly Deduction Day; and

6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction").

On Any Valuation Date Other Than A Monthly Deduction Day. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

1.  The value of the General Account as of the last Monthly Deduction Day;

2. Less any partial surrenders and any charges for partial surrenders since the last Monthly Deduction Day;

3.  Plus all Net Premiums received since the last Monthly Deduction Day; and

4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly
    Deduction Day as measured by the change in the value of the Valuation Units.

Cash Value. The Cash Value of this policy will be equal to the Accumulation Value less the Surrender Charge, if any.

Cash Surrender Value. The Cash Surrender Value of this policy will be equal to the Cash Value less any outstanding policy loans and accrued loan interest.

Monthly Deductions May Be Made Only if There Is Sufficient Value (Unless The Policy is Being Continued Under the Monthly Guarantee Premium Provision). Unless this policy is being continued in force under the Monthly Guarantee Premium provision, a Monthly Deduction may be made only if the Cash Surrender Value is equal to or greater than the Monthly Deduction. If the value on a Monthly Deduction Day is not sufficient to meet the Monthly Deduction for the current month, this policy will be subject to the "Grace Period" and the "Monthly Guarantee Premium" provisions.

07921N                           Page 14

Surrender Charge. The Surrender Charge applies only to the Base Coverage portion of the Specified Amount. The Surrender Charge for the amount of Base Coverage on the Date of Issue will apply if such Base Coverage is surrendered or reduced during the Surrender Charge Period. Surrender Charges for any increases in Base Coverage will apply if such increases are surrendered or reduced during the Surrender Charge Period of each increase. The Surrender Charge Period will vary according to the Insured's age at issue (or age on the date of an increase) as shown in the Table of Surrender Charges per $1,000 of Base Coverage.

How We Calculate a Monthly Deduction. Each Monthly Deduction includes:

1.  The cost of insurance provided by the base policy; and

2. The cost of insurance and other charges for benefits provided by riders, if any; and

3.  The Monthly Administration Fee; and

4. During the first 5 policy years, a Monthly Expense Charge. (A Monthly Expense Charge also applies to the amount of any increase in Base Coverage during the first 5 policy years following such increase.)

Account Value Enhancement. At the beginning of the 16th policy year (and at the beginning of each policy year thereafter), this policy will be eligible for an Account Value Enhancement ("Enhancement"). The Enhancement amount will be calculated at the end of the policy year by multiplying the unloaned Accumulation Value by the Enhancement Percentage. The Enhancement amount will be allocated using the premium allocation percentages in effect at that time. The annual report that We will send to the Owner for the 15th policy year will indicate the Enhancement Percentage, if any, which will be applied at the end of the 16th policy year. Each annual report that follows will indicate the Enhancement Percentage, if any, for the next policy year. The same Enhancement Percentage will be applied to all policies with the same calendar year of issue and the same policy year.

How We Calculate the Cost of Insurance for the Base Policy. We calculate the cost of insurance at the beginning of each policy month on the Monthly Deduction Day. The cost of insurance is determined as follows:

1. Reduce the Death Benefit Amount by the amount of Accumulation Value on the Monthly Deduction Day before the cost of insurance deduction is taken, and after any applicable rider charges, the Monthly Expense Charge, if any, and the Monthly Administration Fee are deducted (The Net Amount at Risk);

2. Multiply the difference by the cost of insurance rate per $1,000 of Net Amount at Risk as provided in the "Cost of Insurance Rate" provision; and

3.  Divide the result by 1000.

Cost of Insurance for Benefits Provided by Riders. The cost of insurance for benefits provided by riders will be as stated on the Policy Schedule or in an endorsement to this policy.

Monthly Administration Fee. An administration fee will be deducted monthly. The amount of the Monthly Administration Fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee shown on the Policy Schedule.

Monthly Expense Charge. A Monthly Expense Charge will be deducted during the first 5 policy years for the initial amount of Base Coverage, and during the first 5 policy years following any increase in Base Coverage. The Monthly Expense Charge for the first 5 policy years for the initial amount of Base Coverage is shown on the Policy Schedule. The Monthly Expense Charge for the first 5 policy years for any increase in Base Coverage will be provided in an endorsement to this policy. Any decrease in Base Coverage will not change the Monthly Expense Charge then in effect.

07921N                           Page 15

Cost of Insurance Rate. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

1.  Gender;

2.  Age nearest birthday on each policy anniversary; and

3. Premium Class associated with the Initial Specified Amount and each increase in the Specified Amount.

A table of guaranteed monthly cost of insurance rates is included in this policy. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:

1.  The calendar year of issue and policy year;

2.  The plan of insurance;

3.  The amount of insurance; and

4.  The age, gender and Premium Class of the Insured.

Changes in Rates, Charges and Fees. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, interest rates used in calculating Accumulation Values of amounts allocated to the General Account, Mortality and Expense Charges, Premium Expense Charge Percentage, Enhancement Percentage or Monthly Administration Fee will be based on Our future expectations as to investment earnings, mortality, persistency, expenses, reinsurance costs, and state and federal taxes. Such changes in the policy cost factors will be determined in accordance with procedures and standards on file with the Insurance Department and will be determined at least once every five years. We will not change these rates or charges in order to recoup any prior losses. We will review rates for this policy at least once in a year in which rates are changed for new policies issued on this form.

Grace Period. The Grace Period is the 61-day period that follows a Monthly Deduction Day or an annual policy loan interest due date if:

1.  There is not enough Cash Surrender Value to pay the amount due; and

2. The requirements of the Monthly Guarantee Premium provision have not been met.

There is no Grace Period for the Initial Monthly Deduction.

If the amount required to keep Your policy in force is not paid by the end of the Grace Period, this policy will terminate without value. However, We will give You at least 31 days notice prior to termination that Your policy is in the Grace Period and advise You of the amount of premium required to keep Your policy in force. Such 31 days prior notice will be sent to You at Your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If We receive a surrender request within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced adjusted for subsequent loans and partial surrenders. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

Monthly Guarantee Premium. The Monthly Guarantee Premium for the Initial Specified Amount and any benefit riders in force on the Date of Issue is shown on the Policy Schedule. The Monthly Guarantee Premium Period (Guarantee Period) will be based on the Insured's age at issue. The Guarantee Period for Your policy is shown on the Policy Schedule. This policy will not terminate on a Monthly Deduction Day within the Guarantee Period if, on such Monthly Deduction Day the sum of premiums paid equals or exceeds:

                       POLICY VALUES PROVISION (Cont'd)

1. The sum of the Monthly Guarantee Premiums from the Date of Issue, including the current month; plus

07921N                           Page 16

2. Any partial surrenders and any increase in the loan amount since the Date of Issue.

If on a Monthly Deduction Day, this policy does not meet the Monthly Guarantee Premium requirements, guarantees under this provision will not be in effect.

During the Guarantee Period the Monthly Guarantee Premium will be recalculated if:

1.  The Specified Amount is increased or decreased; or

2.  A benefit rider is increased, decreased, added or removed; or

3.  A change in Premium Class occurs; or

4.  A change in Death Benefit Option occurs.

These changes will not affect the Guarantee Period then in effect, if any.

If a policy is reinstated during the Guarantee Period with no change in the Specified Amount, the Death Benefit Option, Premium Class or benefit riders, if any, the Monthly Guarantee Premium upon reinstatement will be the same as it was when the policy lapsed. Reinstatement will not change the Guarantee Period that was in effect when the policy lapsed.

The policy value at the end of the Guarantee Period may be insufficient to keep the policy in force unless an additional payment is made at that time.

Full Surrender. You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day We receive the policy and the Written request for surrender. If surrender takes place within 31 days after a policy anniversary, The Cash Surrender Value will not be less than on that anniversary. The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

Partial Surrender. At any time after the first policy year and prior to the Insured's age 100, You may request withdrawal of a portion of the Cash Surrender Value of the policy. Your request must be made In Writing prior to the Insured's age 100. The minimum partial surrender is shown on the Policy Schedule.

The amount being surrendered or reduced will terminate on the Valuation Date on or next following the date We receive the Written request for surrender or reduction. Valuation Units are surrendered to reflect a partial surrender as of the Business Day We receive the Written request for partial surrender.

A partial surrender will result in a reduction of the Accumulation Value, Cash Value, and the Death Benefit Amount. The Accumulation and Cash Values will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the "Death Benefit Option" provision. If Your Death Benefit Option is Option 1 or Option 3, the Specified Amount will be reduced by the amount of the partial surrender. If Your Death Benefit Option is Option 2, the Specified Amount will not be reduced by the amount of the partial surrender. The reduction in Specified Amount will be subject to the same guidelines and restrictions as outlined in the "Decreasing the Specified Amount" provision. (The reduced amount will not be less than zero.) The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount after a Decrease in Specified Amount shown on the Policy Schedule.

07921N                           Page 17

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and reduction of the unloaned portion of the General Account in the same ratio as the Allocation of Policy Deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the Cash Surrender Value of Your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

In addition to the amounts shown in the Table of Surrender Charges, there will also be a charge for each partial surrender not to exceed the lesser of 2.0% of the amount withdrawn or $25. Any partial surrender that causes a reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis, and the remaining Surrender Charges will be reduced proportionately.

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

Continuation of Insurance Coverage if Amount or Frequency of Premium Payments is Reduced or if Premium Payments Are Discontinued. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums and do not surrender this policy, We will continue making Monthly Deductions (as long as there is sufficient value to make such deductions) until the Maturity Date. During the Guarantee Period, this policy will remain in force as long as the Monthly Guarantee Premium requirements are met. This policyill remain in force until the earliest of the following dates:

1. The Maturity Date (if there is sufficient value to make Monthly Deductions to that date);

2.  Full surrender of the policy;

3.  The end of the Grace Period; or

4.  Death of the Insured.

                              TRANSFER PROVISION

Transfer of Accumulation Value. Transfers will be made as of the Business Day We receive the Written transfer request, subject to the restrictions that follow. If You elect to use the transfer privilege, We will not be liable for a transfer made in accordance with Your instructions. We reserve the right to terminate, suspend or modify the transfer privilege, and to charge a $25 fee for each transfer in excess of 12 in a policy year. Transfers under the Dollar Cost Averaging or Automatic Rebalancing programs will not count toward the 12 free transfers.

The policy is not designed for professional market timing organizations or other entities using programmed or frequent transfers involving large amounts. We are required by law to monitor all Owners' policies for market timing, and have established procedures to detect potential violations. We will monitor all policies to determine if an Owner requests:

1. An exchange into or out of a variable investment option, except the money market investment option, within 2 calendar weeks of an earlier exchange out of or into that same variable investment option; or

2. Exchanges into and out of, or out of and into, the same variable investment option, except the money market investment option, more than twice in any one calendar quarter.

07921N                           Page 18

If either of the above transactions occurs, We will suspend such Owner's same day or overnight delivery transfer privileges with notice to prevent market timing efforts. Such notice of suspension will take the form of either a letter mailed to the Owner's last known address, or a telephone call from Us informing the Owner that effective immediately, all same day or overnight delivery transfer privileges have been suspended. The suspension of transfer privileges will last for no more than 6 months. Transfers under Dollar Cost Averaging, Automatic Rebalancing or any other automatic transfer arrangements to which We have agreed are not affected by these procedures. Our procedures will be followed in all circumstances and We will treat all Owners the same.

In order to prevent market timing, the mutual funds in which the Divisions are invested have the right to request information regarding policy owner transaction activity. If We receive such a request, We will provide information regarding policy owner transactions in the appropriate Division.

Transfer of Accumulation Value (Separate Account). You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

1.  The minimum amount which may be transferred is $500.

2. If the entire amount in a Division of the Separate Account is not being transferred the minimum which must remain is $500.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made. We will not honor Your request for a transfer if the Separate Account is unable to purchase shares of an investment option for any reason.

Transfer of Accumulation Value (General Account). A transfer from the General Account to a Division of the Separate Account may be made during the 60 day period following each policy anniversary. The amount that may be transferred will be the greatest of the following amounts:

1. Twenty-five percent (25%) of the unloaned portion of the General Account as of the policy anniversary;

2. The total dollar amount withdrawn from the General Account during the prior policy year (whether the amount withdrawn was a partial surrender for cash or was being transferred to the Separate Account); or

3.  $500.

Transfer of Your interest in a Separate Account Division on the Maturity Date will not be subject to a Transfer Fee. Our right to defer payment of values allocated to the General Account for up to 6 months will not apply to values transferred to the General Account under this provision.

Telephone Transfer and Allocation Privilege. If We have on file a completed telephone authorization form for Telephone Transactions, We will allow transfers and the percentage allocation for future Net Premiums and policy deductions to be changed by telephone at any time. We will honor instructions for Telephone Transactions from any person who provides the correct information. There is a risk of possible loss to You if unauthorized persons use this service in Your name. Under Telephone Transactions, We are not liable for any acts or omissions based upon instructions that We reasonably believe to be genuine, including losses arising from errors in the communication of telephone instructions.

07921N                           Page 19

Dollar Cost Averaging. Dollar Cost Averaging (DCA) is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with Instructions from the Owner. DCA transfers will be made in accordance with the Transfer provisions, except as provided below:

1.  DCA transfers may be made:

    a) On any day of the month except the 29th, 30th or 31st;

    b) On a monthly, quarterly, semi-annual or annual basis; and

    c) From one Separate Account Division to one or more of the other Separate Account Divisions. The General Account is not eligible for DCA.

2. DCA may be elected only if the Accumulation Value at the time of election is $5,000 or more.

3. The minimum amount of each DCA transfer is $100, or the remaining amount in the Separate Account Division from which the DCA transfer is being made, if less.

4. DCA may not begin prior to the first Valuation Date following the 15th day after the initial Net Premium is applied.

5. DCA will end when there is no longer any value in the Separate Account Division from which DCA transfers were being made, or when You request that DCA end.

6. While DCA is active, amounts applied to the DCA Separate Account Division will be available for future dollar cost averaging in accordance with the current DCA request.

7.  There is no charge for DCA.

8.  DCA is not available if Automatic Rebalancing is active.

Automatic Rebalancing. Automatic Rebalancing occurs when funds are transferred by the Company among the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if Your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if DCA is active.

                 SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We reserve the right to defer payment of any Death Benefit Amount, loan or other distribution that comes from that portion of Your Accumulation Value that is allocated to Separate Account VL-R, if:

1. The New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted;

2. An emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Accumulation Value; or

The U.S. Securities and Exchange Commission (SEC) by order permits the delay for the protection of Owners.

07921N                           Page 20

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to 6 months, or the period allowed by law, whichever is less, after We receive the request In Writing. Written notice of both the imposition and termination of any such suspension will be given to the Owners, assignees of record and any irrevocable Beneficiaries. . If payment is deferred for more than 10 days, We will pay interest at an annual effective rate of not less than 3% per year from the date of the request.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

                                 POLICY LOANS

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The policy's maximum loan value will be the Cash Surrender Value less an amount equal to 3 Monthly Deductions. We reserve the right to limit at any time the amount available for a loan to 90% of the Accumulation Value. The minimum amount of each loan is $500 or, if less, the entire remaining loan value however such minimum amount will not apply if the amount is to be used to pay a premium to Us. The entire remaining loan value. The value of the Valuation Units equal to the amount You borrow from the Separate Account will be transferred to the General Account as of the Business Day that We receive Your Written loan request.

Obtaining a Loan. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay processing the loan requested if the Suspension and Deferral of Payments Provision is in effect.

Effect of a Loan. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account. A loan will result in cancellation of units from each applicable Division and reduction of the unloaned portion of the General Account according to the allocation of the policy deductions then in effect. The resulting amount will be added to the loaned portion of the General Account. If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient for a loan to be made in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the loan bears to the unloaned Accumulation Value of Your policy. You must state In Writing in advance which Division units are to be canceled if a different method is to be used.

Repayment of a loan will first be allocated to the General Account until You have repaid any loaned amounts that were allocated to the General Account. You may tell Us how to allocate repayments above that amount. If You do not tell Us, an amount equal to the loan repayment will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums. A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

07921N                           Page 21

Loan Interest. Except for Preferred Loans, loan interest will accrue daily at an annual effective rate of 4.54% payable in advance. (This is equivalent to an annual effective rate of 4.75% paid at the end of the policy year.) On each policy anniversary, loan interest for the next year is due. Unpaid loan interest will be deducted at the end of each policy year from the investment options according to the allocation of policy deductions then in effect, and added to the loaned portion of the General Account. You must state In Writing in advance how unpaid loan interest should be deducted if other than this method is to be used.

If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of Your policy.

We will credit interest monthly on the loaned portion of the General Account at an annual effective rate of 4.0%.

Preferred Loans. A "Preferred Loan" is a policy loan that is made at a net cost to the Owner that is less than the net cost of other policy loans. By "net cost" We mean the amount of interest charged for the loan less interest credited to the amount of the Accumulation Value offset by a loan. Starting on the tenth policy anniversary, this policy will be eligible for "Preferred Loans" subject to the following guidelines:

1. The maximum amount eligible for Preferred Loans during a policy year is restricted to the lesser of the following values on the first day of such policy year:

    a. The policy loan value; or

    b. 10% of the Accumulation Value.

2. When a Preferred Loan is made, interest to the next policy anniversary will accrue daily at an annual effective rate of not less than 3.85% nor more than 4.08% (This is equivalent to an annual effective rate of not less than 4.00% nor more than 4.25% respectively, paid at the end of each policy year.)

How You May Repay a Policy Loan. You may repay all or part of a policy loan at any time, except that:

1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

2.  A partial repayment must be at least $100.00; and

3. At the time You repay all or part of a policy loan, You must specify the payment is to repay all or part of the policy loan.

Except as provided in the Grace Period provision, at any time Your policy loan exceeds the Cash Value, this policy will lapse. However, We must mail at least 31 days prior notice to Your last known address and to the assignee of record, if any.

We Can Delay Payment. Subject to the "Suspension and Deferral" provision, We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us. If payment is deferred more than 10 days, We will pay interest at an annual effective rate of not less than 3% per year from the date of request.

07921N                           Page 22

                           BENEFICIARY AND PROCEEDS

Beneficiary. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:

1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

Common Disaster. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

Proceeds. Proceeds mean the amount payable on:

1.  The Maturity Date;

2.  Exercise of the full surrender benefit; or

3.  The Insured's death.

The proceeds on the Maturity Date will be the Cash Surrender Value. The proceeds on the Insured's death will be the Death Benefit Amount less any outstanding policy loans. All proceeds and partial surrender benefits are subject to the provisions of the "Payment Options" section and the other provisions of this policy.

                      CHANGE OF OWNERSHIP OR BENEFICIARY

You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Home Office in a form acceptable to Us. The change will go into effect when We have received the change. However, after the change is received, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is received.

                                PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options, other methods of payment may be chosen with Our consent.

Payment Contract. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

Election of Options. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option, subject to the limitations stated in the "Availability of Options" provision.

07921N                           Page 23

Option 1. Payments for a Specified Period: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

Option 2. Payments of a Specified Amount: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

Option 3. Monthly Payments for Life with Period Certain: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. The tables are based on the Annuity 2000 Male or Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with interest at the rate of 2% per year.

At the time payments are to begin under this option, the payee may choose one of the following:

1.  Monthly payments based on the Option 3 Table; or

2. Monthly payments equal to a monthly annuity based on Our single premium immediate annuity rates then in use.

Option 4 Proceeds Left at Interest. Proceeds may be left on deposit with Us for any period up to 30 years. Interest earned on the proceeds may be:

1.  Left on deposit to accumulate at the rate of 2% compounded annually; or

2. Paid in installments at the rate for each $1,000 of proceeds of $20 annually, $9.95 semiannually, $4.96 quarterly or $1.65 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Options 1, 2 or 3.

Interest Rates. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 2% compounded annually. We may credit interest at a higher rate. The amount of any increase will be determined by Us.

Payments. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

Availability of Options. If the proposed payee is not a natural person, payment options may be chosen only with Our consent. If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $20. If the total policy proceeds are less than $2,000 payment will be made in a lump sum.

07921N                           Page 24

Evidence That Payee is Alive. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

Death of a Payee. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

1. Under Options 1 and 3: The value as of the remaining payments for the specified period as of the date We receive Written notification of death, discounted at the rate of interest used in determining the amount of the monthly payment.

2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

Withdrawal of Proceeds Under Options 1 or 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

Withdrawal of Proceeds Under Option 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

1.  The amount to be withdrawn must be $500 or more;

2.  A partial withdrawal must leave a balance on deposit of $1,000 or more.

Withdrawals May Be Deferred. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

Assignment. Payment Contracts may not be assigned.

Change in Payment. The right to make any change in payment is available only if it is provided in the Payment Contract.

Claims of Creditors. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

                              GENERAL PROVISIONS

Assigning Your Policy. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at Our Administrative Center. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

Incontestability. We rely on the statements made in the application for the policy and any amendments of application, supplemental applications, and applications for any reinstatements or increases in Specified Amount. These statements are considered representations and not warranties. No statement may be used in defense of a claim unless it is in such applications.

Except as stated below, We cannot contest this policy during the Insured's lifetime after it has been in force for 2 years from the Date of Issue.

07921N                           Page 25

Exceptions:

1. We cannot contest any claim related to an increase in Specified Amount during the Insured's lifetime after such increase has been in effect for 2 years from the date of issue of such increase.

2. If this policy is reinstated, We cannot contest this policy during the Insured's lifetime after it has been in force for 2 years from the date of reinstatement.

We can contest a reinstatement or an increase in Specified Amount for a 2-year period following the date of an increase or reinstatement solely on the basis of the information furnished in the application for such reinstatement or increase.

This 2-year limitation does not apply to benefits provided by any Disability or Accidental Death Benefit rider, or to the nonpayment of premium.

Suicide Exclusion. If the Insured takes his or her own life, while sane or insane, within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial surrenders paid.

If there are any increases in the Specified Amount (see "Changing Your Insurance Policy") a new 2-year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase.

When the laws of the state in which this policy is delivered require less than this 2-year period, the period will be as stated in such laws.

Age or Gender Incorrectly Stated If the age or gender of the Insured has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age, We mean age nearest birthday as of the Date of Issue.

Statutory Basis of Policy Values. The Cash Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Cash Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates and for the General Account interest at the guaranteed annual interest rate shown on the Policy Schedule.

Calculation of minimum Cash Values, nonforfeiture benefits and Guaranteed Cost of Insurance rates are based on the Mortality Table shown on the Policy Schedule for the appropriate gender and age nearest birthday.

A detailed statement of the method of computing values has been filed with the state insurance department where required.

Policy Changes After Age 100. IRC section 7702(e)(1)(B) provides a computational requirement that a deemed Maturity Date between age 95 and 100 must be used. However, the 2001 CSO Mortality Tables provide a stated termination date of age 121. The tax implications of the differing dates provided under IRC section 7702(e)(1)(B) and the 2001 CSO Mortality Tables remains unclear. If the IRC section 7702(e)(1)(B) Maturity Date requirement is amended to conform to the termination date of the 2001 CSO Mortality Tables, the Company at its option, may allow "material changes" to this policy after the Insured attains age 100.

07921N                           Page 26

No Dividends. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

Annual Report. We will send You at least once a year, without charge, an annual report which will show a summary of all transactions since the last report, including:

1.  Premiums paid;

2.  Transfers;

3.  Expense charges deducted;

4.  The cost of insurance deducted;

5.  Partial surrender benefits deducted, including partial surrender fees;

6.  The amount of any outstanding policy loans;

7.  Separate Account Unit Values;

8.  The current Cash Surrender and Accumulation Values; and

9.  The Death Benefit Amount.

10. Any other information required by the Superintendent of Insurance.

When This Policy Terminates. This policy will terminate if:

1.  You request that this policy be terminated;

2.  The Insured dies;

3.  The policy matures; or

4.  The Grace Period ends; and

    a) There is insufficient Cash Surrender Value to cover a Monthly Deduction; and

    b) The necessary Monthly Guarantee Premiums to keep the policy in force have not been paid.

Reinstatement. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

1. Your Written request within 5 years after the end of the Grace Period and before the Maturity Date; and

2.  Evidence of insurability satisfactory to Us; and

3. Payment of enough premium to keep the reinstated policy in force for two months; and

4.  Payment or reinstatement of any indebtedness.

The reinstated policy will be in force from the Monthly Deduction Day on or following the date We approve the reinstatement application.

The original Surrender Charge schedule will apply to a reinstated policy. The Accumulation Value at the time of reinstatement will be:

1. The Surrender Charge deducted at the time of lapse (such charge not being greater than the Accumulation Value at the time of lapse before the Surrender Charge was applied); plus

2. The Net Premium allocated in accordance with the premium allocation percentages at the time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

3.  Any loan repaid or reinstated; less

4.  The Monthly Deduction for one month.

07921N                           Page 27

The dollar amount of any Surrender Charge reinstated will be the same as the dollar amount of Surrender Charge at the time of lapse, and will be reinstated into the Divisions and the General Account from which it was deducted at the time of lapse using Unit Values as of the date of reinstatement.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to the terms of that rider.

Option to Exchange Policy During the First 18 Months. At any time during the first 18 months from the Date of Issue of this policy, and while this policy is in force on a premium paying basis, it may be exchanged as follows:

If the Insured is alive on the date of exchange, this policy will be exchanged for a non-variable life insurance policy offered by the Company for exchange on the Date of Issue of this policy.

Exchange is subject to the following conditions:

1. The new policy will be issued with the same Date of Issue, insurance age, and risk classification as this policy;

2. The amount of insurance will be the same as the initial amount of insurance under this policy;

3. The new policy may include any additional benefit provided by rider included in this policy if available for issue with the new policy;

4. The exchange will be subject to an equitable premium or cash value adjustment that takes appropriate account of the premiums and cash values under the original and new policies;

5.  Evidence of insurability will not be required for the exchange.

Surrender Value Option. The following Paid-Up Endowment Option may be elected by submitting a Written request in a form acceptable to the Company. The request must be received at Our Administrative Center prior to (a) the maturity date of this policy, and (b) the date of death of the Insured. Benefits provided by riders, if any, will lapse when the Paid-Up Endowment Option becomes effective.

Paid-Up Endowment Insurance. At least once each year you have the option to transfer all separate account funds to the general account and apply Your Cash Surrender Value to purchase a nonparticipating non-variable Paid-Up Endowment Life Insurance policy.

The amount of such Paid-Up Insurance will be calculated using the Cash Surrender Value of this policy as a net single premium at the then current age of the Insured.

The Cash Surrender Values of the Paid-Up Endowment Insurance are not less than the minimum values required by the state in which this policy is delivered. The calculation of the Cash Surrender Value includes interest at the annual rate of 4%. The Paid-Up Endowment Insurance is not subject to the Monthly
Administration Fee.

Calculation of minimum Cash Surrender Values of the Paid-Up Endowment Insurance is based on the Mortality Table shown on the Policy Schedule for the appropriate gender and age nearest birthday. A detailed statement of the method of computing values has been filed with the state insurance department where required.

07921N                           Page 28

Option to Extend Coverage. You may elect to extend the Maturity Date stated on the Schedule Page (Maturity Date), as follows:

   If the Insured is living on the Maturity Date, coverage will be continued until the date of death of the Insured.

To elect this option, You must submit a Written request to the Company on a form acceptable to Us, at least 30 days prior to the original Maturity Date.

Starting on the original Maturity Date:

1. The Death Benefit Amount for the base policy will be equal to the base policy Death Benefit Amount in effect on the day prior to the Maturity Date, and if based all, or in part, on the Accumulation Value, will be adjusted by future changes in the Accumulation Value. The Death Benefit Amount will never be less than the Accumulation Value;

2. Unless otherwise stated in a rider attached to this policy, coverage under any riders attached to this policy will not be extended;

3.  No Monthly Deductions will be made;

4.  New premium payments will not be accepted;

5. Interest on policy loans will continue to accrue in the same manner as stated in the Policy Loan provisions and You may repay all or part of a loan at any time as stated in the Policy Loans provisions;

6. The value of each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date. If the underlying investment option cannot be valued, or We cannot determine the Division's investment in an investment option on the scheduled Maturity Date, the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined; and

7. The Accumulation Value will continue to be determined as stated in this policy, subject to 3 above.

After this option is selected, it may not be revoked.

IRC section 7702(e)(1)(B) provides a computational requirement that a deemed Maturity Date between age 95 and 100 must be used. However, the 2001 CSO Mortality Tables provide a stated termination date of age 121. The tax implications of the differing dates provided under IRC section 7702(e)(1)(B) and the 2001 CSO Mortality Tables remains unclear. Similarly, the tax consequences of extending the Maturity Date beyond the age 121 termination date of the 2001 CSO Mortality Tables is unclear. You should consult Your personal tax advisor about the effect of this provision.

Rights Reserved By Us. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to make any changes as required by the Internal Revenue Code or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance or to comply with federal securities laws.

07921N                           Page 29

                      THIS PAGE INTENTIONALLY LEFT BLANK

07921N                           Page 30

              TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                       PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE
Nearest Birthday
(On Each Policy
  Anniversary)     MALE     FEMALE
---------------- --------- ---------
       18        $ 0.07670 $ 0.03500
       19          0.07837   0.03750
       20          0.07920   0.03750
       21          0.07920   0.03834
       22          0.07920   0.04001
       23          0.08004   0.04001
       24          0.08087   0.04167
       25          0.08171   0.04167
       26          0.08504   0.04417
       27          0.08921   0.04751
       28          0.08754   0.04834
       29          0.08588   0.05168
       30          0.08504   0.05335
       31          0.08421   0.05668
       32          0.08421   0.06002
       33          0.08671   0.06335
       34          0.08838   0.06836
       35          0.09088   0.07420
       36          0.09589   0.07920
       37          0.10006   0.08588
       38          0.10757   0.08921
       39          0.11425   0.09422
       40          0.12176   0.10006
       41          0.13177   0.10590
       42          0.14430   0.11258
       43          0.15849   0.12092
       44          0.17519   0.13094
       45          0.19441   0.14263
       46          0.21279   0.15599
       47          0.23285   0.17269
       48          0.24455   0.19107
       49          0.25793   0.21112
       50          0.27716   0.23452
       51          0.29974   0.26044
       52          0.33070   0.28971
       53          0.36419   0.32150
       54          0.40690   0.35498
       55          0.45970   0.39099
       56          0.51337   0.43288
       57          0.57128   0.47647
       58          0.62083   0.52344
       59          0.67797   0.57044
       60          0.74694   0.61915
       61          0.83113   0.67209
       62          0.93397   0.73011
       63          1.04962   0.78987
       64          1.17137   0.85472
       65          1.30008   0.92638
       66          1.43071   1.00571
       67          1.56326   1.09272
       68          1.70627   1.18998
       69          1.85466   1.29669
       70          2.03499   1.41458
       71          2.23719   1.55051
       72          2.50360   1.70286
       73          2.78562   1.86832
       74          3.08341   2.05040
       75          3.41023   2.25263
       76          3.76819   2.47520
       77          4.18586   2.72084
       78          4.67661   2.99326
       79          5.24716   3.28838
       80          5.87410   3.61957
       81          6.59415   4.07157
       82          7.35120   4.58457
       83          8.17591   5.09923
       84          9.09943   5.67203
       85         10.14421   6.32232
       86         11.31891   6.91704
       87         12.62238   7.82099
       88         14.04387   8.77667
       89         15.57220   9.80858
       90         17.19963  10.77196
       91         18.76183  11.26394
       92         20.42406  12.24075
       93         22.21645  13.71292
       94         24.15513  15.61194
       95         26.24420  18.02150
       96         28.20560  20.38072
       97         30.35199  22.88571
       98         32.70866  23.32307
       99         35.30337  24.80448
      100         38.17511  27.21527
      101         40.53000  29.86914
      102         43.11768  32.93819
      103         45.96629  36.42323
      104         49.11195  40.44484
      105         52.54884  45.03306
      106         56.37067  50.02474
      107         60.64049  55.47971
      108         65.43820  61.36385
      109         70.86239  67.97906
      110         77.04001  75.34512
      111         77.63548  76.08958
      112         78.23803  76.84528
      113         78.84780  77.61249
      114         79.46491  78.39150
      115         80.08952  79.18259
      116         80.72176  79.98606
      117         81.36180  80.80223
      118         82.00977  81.63142
      119         82.66585  82.47396
      120         83.33000  83.33000

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

07921N                           Page 31                              NS

                         DEATH BENEFIT CORRIDOR RATES
                     BASED ON CASH VALUE ACCUMULATION TEST

  ATTAINED AGE
Nearest Birthday
(On Each Policy
  Anniversary)    MALE  FEMALE
---------------- ------ -------
       18        8.8404 10.3051
       19        8.5595  9.9460
       20        8.2867  9.6005
       21        8.0211  9.2656
       22        7.7622  8.9417
       23        7.5098  8.6293
       24        7.2644  8.3266
       25        7.0258  8.0345
       26        6.7939  7.7516
       27        6.5697  7.4790
       28        6.3532  7.2169
       29        6.1419  6.9633
       30        5.9357  6.7192
       31        5.7349  6.4835
       32        5.5397  6.2564
       33        5.3500  6.0376
       34        5.1665  5.8266
       35        4.9888  5.6238
       36        4.8169  5.4288
       37        4.6511  5.2410
       38        4.4909  5.0605
       39        4.3368  4.8861
       40        4.1882  4.7179
       41        4.0450  4.5558
       42        3.9073  4.3995
       43        3.7751  4.2489
       44        3.6481  4.1038
       45        3.5264  3.9644
       46        3.4098  3.8303
       47        3.2979  3.7016
       48        3.1904  3.5783
       49        3.0865  3.4600
       50        2.9860  3.3467
       51        2.8892  3.2382
       52        2.7959  3.1344
       53        2.7066  3.0351
       54        2.6209  2.9402
       55        2.5390  2.8493
       56        2.4609  2.7623
       57        2.3864  2.6792
       58        2.3152  2.5997
       59        2.2468  2.5235
       60        2.1810  2.4505
       61        2.1181  2.3803
       62        2.0580  2.3128
       63        2.0009  2.2481
       64        1.9467  2.1858
       65        1.8952  2.1259
       66        1.8462  2.0682
       67        1.7993  2.0128
       68        1.7544  1.9596
       69        1.7112  1.9085
       70        1.6696  1.8594
       71        1.6297  1.8123
       72        1.5916  1.7673
       73        1.5555  1.7242
       74        1.5213  1.6829
       75        1.4887  1.6435
       76        1.4576  1.6058
       77        1.4280  1.5697
       78        1.4000  1.5353
       79        1.3735  1.5023
       80        1.3487  1.4708
       81        1.3255  1.4407
       82        1.3039  1.4125
       83        1.2836  1.3861
       84        1.2647  1.3614
       85        1.2469  1.3380
       86        1.2305  1.3162
       87        1.2153  1.2952
       88        1.2015  1.2761
       89        1.1889  1.2586
       90        1.1775  1.2426
       91        1.1673  1.2276
       92        1.1578  1.2119
       93        1.1490  1.1963
       94        1.1408  1.1819
       95        1.1333  1.1690
       96        1.1266  1.1583
       97        1.1202  1.1496
       98        1.1142  1.1429
       99        1.1086  1.1348
      100        1.1036  1.1262
      101        1.0992  1.1181
      102        1.0950  1.1104
      103        1.0909  1.1031
      104        1.0870  1.0963
      105        1.0832  1.0901
      106        1.0795  1.0844
      107        1.0760  1.0794
      108        1.0728  1.0750
      109        1.0699  1.0712
      110        1.0677  1.0685
      111        1.0674  1.0681
      112        1.0671  1.0677
      113        1.0667  1.0673
      114        1.0664  1.0669
      115        1.0660  1.0664
      116        1.0654  1.0657
      117        1.0643  1.0644
      118        1.0618  1.0619
      119        1.0557  1.0557
      120        1.0400  1.0400

07921N                           Page 32                              NS

              TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                       PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE
Nearest Birthday
(On Each Policy
  Anniversary)     MALE     FEMALE
---------------- --------- ---------
        0        $ 0.08087 $ 0.04001
        1          0.04668   0.02917
        2          0.03250   0.02166
        3          0.02250   0.01666
        4          0.01750   0.01583
        5          0.01750   0.01500
        6          0.01833   0.01500
        7          0.01833   0.01750
        8          0.01833   0.01750
        9          0.01916   0.01750
       10          0.01916   0.01833
       11          0.02250   0.01916
       12          0.02750   0.02250
       13          0.03250   0.02500
       14          0.03917   0.02750
       15          0.05085   0.02917
       16          0.06169   0.03250
       17          0.07253   0.03417
       18          0.09255   0.04167
       19          0.10089   0.04501
       20          0.10590   0.04834
       21          0.11091   0.05085
       22          0.11675   0.05418
       23          0.12176   0.05585
       24          0.12844   0.06002
       25          0.13595   0.06419
       26          0.14263   0.06752
       27          0.15098   0.07253
       28          0.15181   0.07670
       29          0.15098   0.08254
       30          0.15014   0.08588
       31          0.15014   0.09338
       32          0.15181   0.09923
       33          0.15599   0.10674
       34          0.16183   0.11592
       35          0.16684   0.12760
       36          0.17603   0.13762
       37          0.18605   0.14931
       38          0.20026   0.15682
       39          0.21446   0.16684
       40          0.23118   0.17686
       41          0.25291   0.18856
       42          0.27800   0.20276
       43          0.30811   0.21947
       44          0.34410   0.23870
       45          0.38177   0.26127
       46          0.41696   0.28636
       47          0.45635   0.31815
       48          0.47814   0.35749
       49          0.50330   0.40188
       50          0.53938   0.45048
       51          0.58219   0.50330
       52          0.64099   0.56120
       53          0.70740   0.62251
       54          0.79071   0.68974
       55          0.88507   0.76041
       56          0.98122   0.83619
       57          1.08342   0.91711
       58          1.16375   0.99557
       59          1.25687   1.08257
       60          1.36961   1.17306
       61          1.50971   1.26704
       62          1.67901   1.37300
       63          1.86747   1.47912
       64          2.06067   1.59133
       65          2.25178   1.71394
       66          2.43648   1.84442
       67          2.61646   1.99137
       68          2.80636   2.15316
       69          2.99499   2.32904
       70          3.22406   2.52598
       71          3.47559   2.75106
       72          3.81896   3.00019
       73          4.16563   3.26925
       74          4.51739   3.56544
       75          4.92848   3.86451
       76          5.36857   4.19202
       77          5.88039   4.54567
       78          6.47624   4.92848
       79          7.15987   5.34445
       80          7.89664   5.79500
       81          8.73001   6.43366
       82          9.57996   7.13336
       83         10.48131   7.82099
       84         11.47340   8.56690
       85         12.65672   9.32569
       86         13.97298   9.96389
       87         15.41343  10.98682
       88         16.95661  12.02143
       89         18.58588  13.07590
       90         20.28329  13.93905
       91         21.84585  14.12783
       92         23.47278  14.90372
       93         25.19045  16.17044
       94         27.01232  17.81679
       95         29.07896  20.37422
       96         30.94917  22.78736
       97         32.96994  25.28839
       98         35.16089  25.41070
       99         37.54290  26.66310
      100         40.13846  28.86393
      101         42.16118  31.28428
      102         44.35044  34.03663
      103         46.71561  37.09877
      104         49.28153  40.55794
      105         52.71442  45.14543
      106         56.53232  50.13484
      107         60.80009  55.58907
      108         65.59222  61.47237
      109         71.01473  68.08690
      110         77.18885  75.45232
      111         77.77101  76.18750
      112         78.35992  76.93363
      113         78.95572  77.69097
      114         79.55852  78.45980
      115         80.16846  79.24039
      116         80.78569  80.03303
      117         81.41032  80.83801
      118         82.04252  81.65565
      119         82.68243  82.48627
      120         83.33000  83.33000

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.


07921N                           Page 33                               S

                         DEATH BENEFIT CORRIDOR RATES
                     BASED ON CASH VALUE ACCUMULATION TEST

  ATTAINED AGE
Nearest Birthday
(On Each Policy
  Anniversary)    MALE   FEMALE
---------------- ------- -------
        0        13.5022 15.7701
        1        13.1357 15.2674
        2        12.7133 14.7508
        3        12.2781 14.2323
        4        11.8404 13.7197
        5        11.4099 13.2227
        6        10.9941 12.7410
        7        10.5936 12.2758
        8        10.2067 11.8305
        9         9.8333 11.4003
       10         9.4735 10.9848
       11         9.1261 10.5846
       12         8.7936 10.1991
       13         8.4762  9.8302
       14         8.1730  9.4761
       15         7.8841  9.1361
       16         7.6115  8.8087
       17         7.3531  8.4947
       18         7.1079  8.1921
       19         6.8791  7.9042
       20         6.6598  7.6274
       21         6.4480  7.3611
       22         6.2432  7.1043
       23         6.0455  6.8571
       24         5.8542  6.6182
       25         5.6695  6.3883
       26         5.4914  6.1671
       27         5.3191  5.9537
       28         5.1530  5.7483
       29         4.9908  5.5504
       30         4.8321  5.3599
       31         4.6770  5.1759
       32         4.5257  4.9992
       33         4.3784  4.8288
       34         4.2355  4.6649
       35         4.0970  4.5073
       36         3.9628  4.3562
       37         3.8332  4.2108
       38         3.7080  4.0712
       39         3.5875  3.9362
       40         3.4714  3.8060
       41         3.3598  3.6804
       42         3.2526  3.5594
       43         3.1499  3.4428
       44         3.0517  3.3307
       45         2.9580  3.2229
       46         2.8685  3.1195
       47         2.7827  3.0203
       48         2.7005  2.9255
       49         2.6207  2.8350
       50         2.5433  2.7489
       51         2.4687  2.6669
       52         2.3968  2.5889
       53         2.3281  2.5146
       54         2.2624  2.4439
       55         2.2000  2.3765
       56         2.1409  2.3124
       57         2.0847  2.2512
       58         2.0312  2.1929
       59         1.9796  2.1370
       60         1.9299  2.0835
       61         1.8824  2.0323
       62         1.8371  1.9831
       63         1.7945  1.9359
       64         1.7543  1.8906
       65         1.7163  1.8470
       66         1.6801  1.8051
       67         1.6455  1.7646
       68         1.6121  1.7258
       69         1.5799  1.6886
       70         1.5485  1.6528
       71         1.5181  1.6185
       72         1.4888  1.5859
       73         1.4611  1.5547
       74         1.4346  1.5251
       75         1.4091  1.4969
       76         1.3848  1.4699
       77         1.3615  1.4441
       78         1.3393  1.4194
       79         1.3183  1.3957
       80         1.2987  1.3731
       81         1.2803  1.3513
       82         1.2631  1.3312
       83         1.2469  1.3128
       84         1.2316  1.2956
       85         1.2172  1.2796
       86         1.2038  1.2647
       87         1.1914  1.2502
       88         1.1802  1.2372
       89         1.1701  1.2254
       90         1.1610  1.2148
       91         1.1529  1.2047
       92         1.1453  1.1929
       93         1.1382  1.1808
       94         1.1316  1.1690
       95         1.1255  1.1579
       96         1.1200  1.1490
       97         1.1147  1.1419
       98         1.1098  1.1369
       99         1.1051  1.1302
      100         1.1010  1.1228
      101         1.0974  1.1158
      102         1.0939  1.1090
      103         1.0904  1.1025
      104         1.0868  1.0961
      105         1.0830  1.0899
      106         1.0794  1.0843
      107         1.0759  1.0793
      108         1.0727  1.0749
      109         1.0698  1.0712
      110         1.0676  1.0685
      111         1.0673  1.0681
      112         1.0670  1.0677
      113         1.0667  1.0673
      114         1.0664  1.0668
      115         1.0659  1.0663
      116         1.0653  1.0656
      117         1.0642  1.0644
      118         1.0618  1.0619
      119         1.0557  1.0557
      120         1.0400  1.0400

07921N                           Page 34                               S

                         DEATH BENEFIT CORRIDOR RATES
                          BASED ON GUIDELINE PREMIUM

ATTAINED
  AGE    RATE
-------- ----
 0-40    2.50
  41     2.43
  42     2.36
  43     2.29
  44     2.22
  45     2.15
  46     2.09
  47     2.03
  48     1.97
  49     1.91
  50     1.85
  51     1.78
  52     1.71
  53     1.64
  54     1.57
  55     1.50
  56     1.46
  57     1.42
  58     1.38
  59     1.34
  60     1.30
  61     1.28
  62     1.26
  63     1.24
  64     1.22
  65     1.20
  66     1.19
  67     1.18
  68     1.17
  69     1.16
  70     1.15
  71     1.13
  72     1.11
  73     1.09
  74     1.07
 75-90   1.05
  91     1.04
  92     1.03
  93     1.02
  94     1.01
  95+    1.00

07921N                           Page 35

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

Issue
 Age   Year  Year  Year  Year  Year  Year  Year  Year  Year Year Year Year Year Year Year
Female  1     2     3     4     5     6     7     8     9    10   11   12   13   14  15+
------ ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ---- ---- ---- ----
   0   3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00  1.00 1.00 1.00 1.00 1.00 1.00 0.00
   1   3.00  3.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 1.00 1.00 0.00
   2   3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00  1.00 1.00 1.00 1.00 1.00 1.00 0.00
   3   3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00  1.00 1.00 1.00 1.00 1.00 1.00 0.00
   4   3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00  1.00 1.00 1.00 1.00 1.00 1.00 0.00
   5   3.00  3.00  3.00  3.00  3.00  2.00  2.00  1.00  1.00 1.00 1.00 1.00 1.00 1.00 0.00
   6   3.00  3.00  3.00  3.00  3.00  2.00  2.00  1.00  1.00 1.00 1.00 1.00 1.00 1.00 0.00
   7   3.00  3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00 1.00 1.00 1.00 1.00 1.00 0.00
   8   4.00  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00 2.00 2.00 2.00 2.00 1.00 0.00
   9   4.00  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00 2.00 2.00 2.00 2.00 1.00 0.00
  10   4.00  4.00  4.00  4.00  4.00  3.00  3.00  3.00  2.00 2.00 2.00 2.00 2.00 2.00 0.00
  11   4.00  4.00  4.00  4.00  4.00  3.00  3.00  3.00  2.00 2.00 2.00 2.00 2.00 2.00 0.00
  12   4.00  4.00  4.00  4.00  4.00  3.00  3.00  3.00  2.00 2.00 2.00 2.00 2.00 2.00 0.00
  13   5.00  5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  14   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  15   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  16   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  17   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  18   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  19   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  20   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  21   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  22   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  23   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  24   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  25   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  26   5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 2.00 0.00
  27   6.00  6.00  6.00  6.00  6.00  5.00  5.00  5.00  4.00 4.00 3.00 3.00 3.00 2.00 0.00
  28   6.00  6.00  6.00  6.00  6.00  5.00  5.00  5.00  4.00 4.00 4.00 4.00 3.00 3.00 0.00
  29   7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00  4.00 4.00 4.00 4.00 3.00 3.00 0.00
  30   7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00  5.00 5.00 4.00 4.00 4.00 3.00 0.00
  31   7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00  5.00 5.00 4.00 4.00 4.00 3.00 0.00
  32   8.00  8.00  8.00  8.00  8.00  7.00  7.00  7.00  5.00 5.00 4.00 4.00 4.00 3.00 0.00
  33   8.00  8.00  8.00  8.00  8.00  7.00  7.00  7.00  5.00 5.00 5.00 5.00 4.00 4.00 0.00
  34   9.00  9.00  9.00  9.00  9.00  8.00  8.00  8.00  6.00 6.00 5.00 5.00 4.00 4.00 0.00
  35   9.00  9.00  9.00  9.00  9.00  8.00  8.00  8.00  6.00 6.00 5.00 5.00 4.00 4.00 0.00
  36   10.00 10.00 10.00 10.00 10.00 9.00  9.00  8.00  7.00 6.00 5.00 5.00 4.00 4.00 0.00
  37   10.00 10.00 10.00 10.00 10.00 9.00  9.00  9.00  7.00 7.00 6.00 6.00 5.00 4.00 0.00
  38   11.00 11.00 11.00 11.00 11.00 10.00 10.00 9.00  8.00 7.00 6.00 6.00 5.00 5.00 0.00
  39   11.00 11.00 11.00 11.00 11.00 10.00 10.00 10.00 8.00 8.00 7.00 6.00 5.00 5.00 0.00

07921N                           Page 36                               F

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

Issue
 Age   Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year Year Year Year Year
Female  1     2     3     4     5     6     7     8     9     10    11   12   13   14  15+
------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ---- ----
  40   12.00 12.00 12.00 12.00 12.00 11.00 11.00 10.00 9.00  8.00  7.00 7.00 6.00 5.00 0.00
  41   13.00 13.00 13.00 13.00 13.00 12.00 11.00 10.00 9.00  8.00  7.00 7.00 6.00 5.00 0.00
  42   13.00 13.00 13.00 13.00 13.00 12.00 12.00 11.00 10.00 9.00  8.00 7.00 6.00 5.00 0.00
  43   14.00 14.00 14.00 14.00 14.00 13.00 12.00 11.00 10.00 9.00  8.00 7.00 6.00 6.00 0.00
  44   14.00 14.00 14.00 14.00 14.00 13.00 13.00 12.00 11.00 10.00 9.00 8.00 7.00 6.00 0.00
  45   15.00 15.00 15.00 15.00 15.00 14.00 13.00 12.00 11.00 10.00 9.00 8.00 7.00 6.00 0.00
  46   16.00 16.00 16.00 16.00 15.00 14.00 13.00 12.00 11.00 9.00  8.00 7.00 6.00 5.00 0.00
  47   17.00 17.00 16.00 16.00 16.00 14.00 13.00 11.00 10.00 9.00  7.00 6.00 6.00 5.00 0.00
  48   18.00 18.00 17.00 17.00 16.00 14.00 13.00 11.00 10.00 8.00  6.00 6.00 5.00 4.00 0.00
  49   19.00 19.00 17.00 17.00 16.00 14.00 13.00 11.00 9.00  7.00  5.00 5.00 4.00 4.00 0.00
  50   20.00 20.00 18.00 17.00 17.00 15.00 13.00 11.00 9.00  7.00  5.00 4.00 4.00 3.00 0.00
  51   20.00 20.00 18.00 17.00 17.00 15.00 12.00 10.00 8.00  6.00  4.00 3.00 3.00 2.00 0.00
  52   21.00 21.00 19.00 18.00 17.00 15.00 12.00 10.00 8.00  5.00  3.00 2.00 2.00 0.00 0.00
  53   22.00 22.00 19.00 18.00 17.00 15.00 12.00 10.00 7.00  4.00  2.00 2.00 0.00 0.00 0.00
  54   23.00 23.00 20.00 19.00 18.00 15.00 12.00 9.00  7.00  4.00  5.00 0.00 0.00 0.00 0.00
  55   24.00 24.00 20.00 19.00 18.00 15.00 12.00 9.00  6.00  3.00  0.00 0.00 0.00 0.00 0.00
  56   25.00 25.00 22.00 21.00 19.00 16.00 13.00 9.00  6.00  3.00  0.00 0.00 0.00 0.00 0.00
  57   26.00 26.00 23.00 22.00 20.00 17.00 13.00 10.00 7.00  3.00  0.00 0.00 0.00 0.00 0.00
  58   28.00 28.00 25.00 24.00 21.00 17.00 14.00 10.00 7.00  3.00  0.00 0.00 0.00 0.00 0.00
  59   29.00 29.00 26.00 25.00 22.00 18.00 15.00 11.00 7.00  4.00  0.00 0.00 0.00 0.00 0.00
  60   31.00 31.00 28.00 27.00 23.00 19.00 15.00 12.00 8.00  4.00  0.00 0.00 0.00 0.00 0.00
  61   33.00 33.00 29.00 28.00 24.00 20.00 16.00 12.00 8.00  4.00  0.00 0.00 0.00 0.00 0.00
  62   34.00 34.00 31.00 30.00 26.00 22.00 17.00 13.00 9.00  4.00  0.00 0.00 0.00 0.00 0.00
  63   36.00 36.00 32.00 31.00 27.00 23.00 18.00 14.00 9.00  5.00  0.00 0.00 0.00 0.00 0.00
  64   39.00 39.00 34.00 33.00 29.00 24.00 19.00 14.00 10.00 5.00  0.00 0.00 0.00 0.00 0.00
  65   41.00 39.00 35.00 34.00 31.00 26.00 20.00 15.00 10.00 5.00  0.00 0.00 0.00 0.00 0.00
  66   39.00 38.00 34.00 33.00 31.00 26.00 21.00 16.00 10.00 5.00  0.00 0.00 0.00 0.00 0.00
  67   38.00 36.00 34.00 33.00 30.00 26.00 21.00 16.00 10.00 5.00  0.00 0.00 0.00 0.00 0.00
  68   36.00 34.00 33.00 32.00 30.00 26.00 21.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  69   34.00 33.00 31.00 30.00 29.00 27.00 21.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  70   33.00 31.00 30.00 29.00 27.00 26.00 21.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  71   31.00 30.00 28.00 27.00 26.00 25.00 21.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  72   29.00 28.00 27.00 26.00 24.00 23.00 22.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  73   28.00 26.00 25.00 24.00 23.00 22.00 20.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  74   26.00 25.00 24.00 23.00 21.00 20.00 19.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  75   24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  76   24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  77   24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  78   24.00 23.00 22.00 21.00 19.00 18.00 17.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  79   24.00 23.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00 6.00  0.00 0.00 0.00 0.00 0.00
  80   24.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  81   23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  82   23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  83   23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00 5.00  0.00 0.00 0.00 0.00 0.00
  84   23.00 22.00 21.00 20.00 19.00 18.00 17.00 15.00 10.00 5.00  0.00 0.00 0.00 0.00 0.00
  85   23.00 22.00 21.00 19.00 18.00 17.00 16.00 15.00 10.00 5.00  0.00 0.00 0.00 0.00 0.00

07921N                           Page 37                               F

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

Issue
 Age  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year Year Year Year
Male   1     2     3     4     5     6     7     8     9     10    11    12   13   14  15+
----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ----
   0  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00  1.00 1.00 1.00 0.00
   1  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00  1.00 1.00 1.00 0.00
   2  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00  1.00 1.00 1.00 0.00
   3  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00  1.00 1.00 1.00 0.00
   4  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00  1.00 1.00 1.00 0.00
   5  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00  1.00 1.00 1.00 0.00
   6  4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00  1.00 1.00 1.00 0.00
   7  5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00  2.00  1.00 1.00 1.00 0.00
   8  5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00  2.00  2.00 2.00 2.00 0.00
   9  5.00  5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00  2.00 2.00 2.00 0.00
  10  6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00  3.00  2.00 2.00 2.00 0.00
  11  6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00  3.00  2.00 2.00 2.00 0.00
  12  6.00  6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00 2.00 2.00 0.00
  13  6.00  6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00  3.00 3.00 3.00 0.00
  14  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  15  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  16  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  17  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  18  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  19  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  20  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  21  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  22  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  23  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  24  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  25  7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 0.00
  26  8.00  8.00  8.00  8.00  8.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00 3.00 3.00 0.00
  27  8.00  8.00  8.00  8.00  8.00  8.00  8.00  7.00  6.00  5.00  5.00  4.00 4.00 3.00 0.00
  28  9.00  9.00  9.00  9.00  9.00  8.00  8.00  7.00  7.00  6.00  6.00  5.00 4.00 3.00 0.00
  29  10.00 10.00 10.00 10.00 10.00 9.00  9.00  8.00  8.00  7.00  7.00  5.00 4.00 3.00 0.00
  30  11.00 11.00 11.00 11.00 11.00 10.00 10.00 9.00  9.00  8.00  8.00  6.00 5.00 3.00 0.00
  31  11.00 11.00 11.00 11.00 11.00 11.00 11.00 10.00 9.00  8.00  8.00  6.00 5.00 3.00 0.00
  32  12.00 12.00 12.00 12.00 12.00 12.00 12.00 11.00 10.00 9.00  9.00  7.00 5.00 3.00 0.00
  33  13.00 13.00 13.00 13.00 13.00 12.00 12.00 11.00 11.00 10.00 10.00 7.00 5.00 3.00 0.00
  34  13.00 13.00 13.00 13.00 13.00 13.00 13.00 12.00 11.00 10.00 10.00 8.00 6.00 3.00 0.00
  35  14.00 14.00 14.00 14.00 14.00 14.00 14.00 13.00 12.00 11.00 11.00 8.00 6.00 3.00 0.00
  36  15.00 15.00 15.00 15.00 15.00 15.00 15.00 14.00 13.00 12.00 11.00 8.00 6.00 3.00 0.00
  37  16.00 16.00 16.00 16.00 16.00 16.00 15.00 14.00 13.00 12.00 11.00 9.00 6.00 3.00 0.00
  38  17.00 17.00 17.00 17.00 17.00 16.00 15.00 14.00 13.00 12.00 11.00 9.00 6.00 3.00 0.00
  39  18.00 18.00 18.00 18.00 17.00 17.00 16.00 15.00 14.00 13.00 12.00 9.00 6.00 3.00 0.00

07921N                           Page 38                               M

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

Issue
 Age  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year Year Year
Male   1     2     3     4     5     6     7     8     9     10    11    12    13   14  15+
----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ----
  40  19.00 19.00 19.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 10.00 7.00 4.00 0.00
  41  19.00 19.00 19.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 10.00 7.00 4.00 0.00
  42  20.00 20.00 20.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 12.00 10.00 7.00 4.00 0.00
  43  21.00 21.00 21.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 10.00 7.00 4.00 0.00
  44  22.00 22.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 14.00 13.00 11.00 7.00 4.00 0.00
  45  23.00 23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 11.00 7.00 4.00 0.00
  46  25.00 24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 15.00 13.00 10.00 6.00 4.00 0.00
  47  26.00 25.00 24.00 23.00 22.00 20.00 19.00 18.00 16.00 14.00 11.00 9.00  6.00 3.00 0.00
  48  26.00 25.00 24.00 23.00 22.00 21.00 20.00 19.00 16.00 13.00 10.00 8.00  5.00 3.00 0.00
  49  27.00 26.00 25.00 24.00 23.00 22.00 20.00 18.00 15.00 12.00 8.00  7.00  4.00 2.00 0.00
  50  28.00 27.00 26.00 25.00 24.00 22.00 21.00 18.00 14.00 11.00 7.00  6.00  4.00 2.00 0.00
  51  29.00 28.00 27.00 26.00 24.00 23.00 21.00 17.00 13.00 9.00  6.00  4.00  3.00 2.00 0.00
  52  30.00 29.00 28.00 27.00 25.00 23.00 21.00 17.00 12.00 8.00  4.00  3.00  2.00 0.00 0.00
  53  31.00 30.00 29.00 28.00 26.00 24.00 20.00 16.00 12.00 7.00  3.00  2.00  0.00 0.00 0.00
  54  32.00 31.00 30.00 29.00 27.00 24.00 20.00 16.00 11.00 6.00  5.00  0.00  0.00 0.00 0.00
  55  34.00 32.00 31.00 30.00 28.00 24.00 20.00 15.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  56  35.00 34.00 32.00 31.00 29.00 26.00 21.00 15.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  57  36.00 35.00 34.00 32.00 31.00 27.00 22.00 16.00 11.00 5.00  0.00  0.00  0.00 0.00 0.00
  58  38.00 36.00 35.00 33.00 32.00 28.00 23.00 17.00 11.00 6.00  0.00  0.00  0.00 0.00 0.00
  59  40.00 38.00 36.00 35.00 33.00 29.00 24.00 18.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  60  41.00 39.00 37.00 36.00 34.00 31.00 25.00 18.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  61  40.00 39.00 37.00 36.00 34.00 31.00 25.00 18.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  62  40.00 38.00 37.00 35.00 34.00 30.00 24.00 18.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  63  40.00 38.00 37.00 35.00 33.00 30.00 24.00 18.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  64  39.00 38.00 36.00 35.00 33.00 29.00 24.00 18.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  65  39.00 38.00 36.00 34.00 33.00 29.00 24.00 18.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  66  37.00 36.00 34.00 33.00 31.00 28.00 24.00 18.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  67  35.00 34.00 32.00 31.00 29.00 28.00 23.00 17.00 12.00 6.00  0.00  0.00  0.00 0.00 0.00
  68  33.00 31.00 30.00 29.00 27.00 26.00 23.00 17.00 11.00 6.00  0.00  0.00  0.00 0.00 0.00
  69  31.00 29.00 28.00 27.00 25.00 24.00 22.00 17.00 11.00 6.00  0.00  0.00  0.00 0.00 0.00
  70  28.00 27.00 26.00 25.00 24.00 22.00 21.00 17.00 11.00 6.00  0.00  0.00  0.00 0.00 0.00
  71  26.00 25.00 24.00 23.00 22.00 21.00 19.00 16.00 11.00 5.00  0.00  0.00  0.00 0.00 0.00
  72  24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 11.00 5.00  0.00  0.00  0.00 0.00 0.00
  73  22.00 21.00 20.00 19.00 18.00 17.00 16.00 15.00 11.00 5.00  0.00  0.00  0.00 0.00 0.00
  74  20.00 19.00 18.00 17.00 16.00 15.00 14.00 14.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  75  18.00 17.00 16.00 15.00 15.00 14.00 13.00 12.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  76  18.00 17.00 16.00 15.00 14.00 14.00 13.00 12.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  77  18.00 17.00 16.00 15.00 14.00 13.00 13.00 12.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  78  17.00 17.00 16.00 15.00 14.00 13.00 12.00 12.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  79  17.00 16.00 16.00 15.00 14.00 13.00 12.00 12.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  80  17.00 16.00 15.00 15.00 14.00 13.00 12.00 12.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  81  17.00 16.00 15.00 14.00 14.00 13.00 12.00 11.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  82  17.00 16.00 15.00 14.00 13.00 13.00 12.00 11.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  83  17.00 16.00 15.00 14.00 13.00 13.00 12.00 11.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  84  17.00 16.00 15.00 14.00 13.00 13.00 12.00 11.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00
  85  17.00 16.00 15.00 14.00 13.00 13.00 12.00 11.00 10.00 5.00  0.00  0.00  0.00 0.00 0.00

07921N                           Page 39                               M

          TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD


 Number   Amount of
of Years   Monthly
Payable  Installments
-------- ------------
    1       $84.09
    2        42.46
    3        28.59
    4        21.65
    5        17.49
    6        14.72
    7        12.74
    8        11.25
    9        10.10
   10         9.18
   11         8.42
   12         7.80
   13         7.26
   14         6.81
   15         6.42
   16         6.07
   17         5.77
   18         5.50
   19         5.26
   20         5.04
   21         4.85
   22         4.67
   23         4.51
   24         4.36
   25         4.22
   26         4.10
   27         3.98
   28         3.87
   29         3.77
   30         3.68
   31         3.59
   32         3.51
   33         3.44
   34         3.37
   35         3.30
   36         3.23
   37         3.17
   38         3.12
   39         3.06
   40         3.01

                                OPTION 3 TABLE
              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD


AGE OF PAYEE     GUARANTEED PERIOD
------------     -----------------
   Female    10 Years 15 Years 20 Years
------------ -------- -------- --------
     10       $2.11    $2.11    $2.11
     11        2.13     2.13     2.12
     12        2.14     2.14     2.14
     13        2.15     2.15     2.15
     14        2.16     2.16     2.16
     15        2.18     2.18     2.17
     16        2.19     2.19     2.19
     17        2.20     2.20     2.20
     18        2.22     2.22     2.22
     19        2.23     2.23     2.23
     20        2.25     2.25     2.25
     21        2.27     2.26     2.26
     22        2.28     2.28     2.28
     23        2.30     2.30     2.30
     24        2.32     2.32     2.31
     25        2.33     2.33     2.33
     26        2.35     2.35     2.35
     27        2.37     2.37     2.37
     28        2.39     2.39     2.39
     29        2.41     2.41     2.41
     30        2.44     2.43     2.43
     31        2.46     2.46     2.46
     32        2.48     2.48     2.48
     33        2.51     2.50     2.50
     34        2.53     2.53     2.53
     35        2.56     2.56     2.55
     36        2.59     2.58     2.58
     37        2.61     2.61     2.61
     38        2.64     2.64     2.64
     39        2.68     2.67     2.67
     40        2.71     2.70     2.70
     41        2.74     2.74     2.73
     42        2.78     2.77     2.77
     43        2.81     2.81     2.80
     44        2.85     2.85     2.84
     45        2.89     2.89     2.88
     46        2.93     2.93     2.92
     47        2.98     2.97     2.96
     48        3.02     3.02     3.00
     49        3.07     3.06     3.05
     50        3.12     3.11     3.09
     51        3.18     3.16     3.14
     52        3.23     3.22     3.19
     53        3.29     3.27     3.24
     54        3.35     3.33     3.30
     55        3.41     3.39     3.36
     56        3.48     3.46     3.41
     57        3.55     3.52     3.48
     58        3.63     3.59     3.54
     59        3.70     3.67     3.60
     60        3.79     3.74     3.67
     61        3.87     3.82     3.74
     62        3.97     3.91     3.81
     63        4.06     4.00     3.88
     64        4.17     4.09     3.96
     65        4.28     4.18     4.03
     66        4.39     4.28     4.11
     67        4.51     4.39     4.18
     68        4.64     4.49     4.26
     69        4.77     4.60     4.33
     70        4.92     4.71     4.41
     71        5.07     4.83     4.48
     72        5.22     4.94     4.54
     73        5.39     5.06     4.61
     74        5.56     5.18     4.67
     75        5.74     5.29     4.72
     76        5.92     5.40     4.77
     77        6.11     5.51     4.81
     78        6.31     5.62     4.85
     79        6.51     5.72     4.89
     80        6.71     5.81     4.92
     81        6.91     5.89     4.94
     82        7.11     5.97     4.96
     83        7.31     6.04     4.98
     84        7.50     6.10     5.00
     85        7.68     6.16     5.01
     86        7.85     6.21     5.02
     87        8.01     6.25     5.03
     88        8.16     6.28     5.03
     89        8.30     6.31     5.04
     90        8.42     6.34     5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

07921N                           Page 40

          TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD


Number
  of     Amount of
 Years    Monthly
Payable Installments
------- ------------
   1       $84.09
   2        42.46
   3        28.59
   4        21.65
   5        17.49
   6        14.72
   7        12.74
   8        11.25
   9        10.10
  10         9.18
  11         8.42
  12         7.80
  13         7.26
  14         6.81
  15         6.42
  16         6.07
  17         5.77
  18         5.50
  19         5.26
  20         5.04
  21         4.85
  22         4.67
  23         4.51
  24         4.36
  25         4.22
  26         4.10
  27         3.98
  28         3.87
  29         3.77
  30         3.68
  31         3.59
  32         3.51
  33         3.44
  34         3.37
  35         3.30
  36         3.23
  37         3.17
  38         3.12
  39         3.06
  40         3.01

                                OPTION 3 TABLE
              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD


 AGE
 OF
PAYEE     GUARANTEED PERIOD
----- --------------------------
Male  10 Years 15 Years 20 Years
----  -------- -------- --------
  10   $2.17    $2.17    $2.16
  11    2.18    2.18      2.18
  12    2.19    2.19      2.19
  13    2.21    2.21      2.20
  14    2.22    2.22      2.22
  15    2.24    2.23      2.23
  16    2.25    2.25      2.25
  17    2.27    2.26      2.26
  18    2.28    2.28      2.28
  19    2.30    2.30      2.29
  20    2.32    2.31      2.31
  21    2.33    2.33      2.33
  22    2.35    2.35      2.35
  23    2.37    2.37      2.37
  24    2.39    2.39      2.39
  25    2.41    2.41      2.41
  26    2.43    2.43      2.43
  27    2.45    2.45      2.45
  28    2.48    2.47      2.47
  29    2.50    2.50      2.49
  30    2.52    2.52      2.52
  31    2.55    2.55      2.54
  32    2.58    2.57      2.57
  33    2.60    2.60      2.60
  34    2.63    2.63      2.62
  35    2.66    2.66      2.65
  36    2.69    2.69      2.68
  37    2.73    2.72      2.72
  38    2.76    2.76      2.75
  39    2.80    2.79      2.78
  40    2.84    2.83      2.82
  41    2.87    2.87      2.86
  42    2.92    2.91      2.89
  43    2.96    2.95      2.93
  44    3.00    2.99      2.97
  45    3.05    3.04      3.02
  46    3.10    3.08      3.06
  47    3.15    3.13      3.11
  48    3.20    3.18      3.15
  49    3.25    3.23      3.20
  50    3.31    3.29      3.25
  51    3.37    3.35      3.31
  52    3.43    3.41      3.36
  53    3.50    3.47      3.42
  54    3.57    3.53      3.47
  55    3.64    3.60      3.53
  56    3.72    3.67      3.60
  57    3.80    3.74      3.66
  58    3.88    3.82      3.72
  59    3.97    3.90      3.79
  60    4.06    3.98      3.86
  61    4.16    4.07      3.92
  62    4.26    4.16      3.99
  63    4.37    4.25      4.06
  64    4.49    4.34      4.13
  65    4.61    4.44      4.20
  66    4.73    4.54      4.27
  67    4.86    4.64      4.34
  68    5.00    4.75      4.40
  69    5.14    4.85      4.47
  70    5.29    4.95      4.53
  71    5.44    5.06      4.59
  72    5.60    5.16      4.64
  73    5.76    5.27      4.69
  74    5.92    5.37      4.74
  75    6.09    5.47      4.78
  76    6.27    5.56      4.82
  77    6.44    5.66      4.86
  78    6.62    5.74      4.89
  79    6.80    5.82      4.92
  80    6.98    5.90      4.94
  81    7.16    5.97      4.96
  82    7.34    6.04      4.98
  83    7.51    6.10      5.00
  84    7.67    6.15      5.01
  85    7.83    6.20      5.02
  86    7.98    6.24      5.02
  87    8.12    6.27      5.03
  88    8.26    6.30      5.03
  89    8.38    6.33      5.04
  90    8.50    6.35      5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

07921N                           Page 41

          TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD


 Number   Amount of
of Years   Monthly
Payable  Installments
-------- ------------
    1       $84.09
    2        42.46
    3        28.59
    4        21.65
    5        17.49
    6        14.72
    7        12.74
    8        11.25
    9        10.10
   10         9.18
   11         8.42
   12         7.80
   13         7.26
   14         6.81
   15         6.42
   16         6.07
   17         5.77
   18         5.50
   19         5.26
   20         5.04
   21         4.85
   22         4.67
   23         4.51
   24         4.36
   25         4.22
   26         4.10
   27         3.98
   28         3.87
   29         3.77
   30         3.68
   31         3.59
   32         3.51
   33         3.44
   34         3.37
   35         3.30
   36         3.23
   37         3.17
   38         3.12
   39         3.06
   40         3.01

                                OPTION 3 TABLE
              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD


                 GUARANTEED PERIOD
             --------------------------
AGE OF PAYEE 10 Years 15 Years 20 Years
------------ -------- -------- --------
     10       $2.14    $2.13    $2.13
     11        2.15     2.15     2.15
     12        2.16     2.16     2.16
     13        2.17     2.17     2.17
     14        2.19     2.19     2.18
     15        2.20     2.20     2.20
     16        2.21     2.21     2.21
     17        2.23     2.23     2.23
     18        2.24     2.24     2.24
     19        2.26     2.26     2.26
     20        2.28     2.28     2.27
     21        2.29     2.29     2.29
     22        2.31     2.31     2.31
     23        2.33     2.33     2.32
     24        2.35     2.34     2.34
     25        2.37     2.36     2.36
     26        2.39     2.38     2.38
     27        2.41     2.40     2.40
     28        2.43     2.43     2.42
     29        2.45     2.45     2.44
     30        2.47     2.47     2.47
     31        2.50     2.49     2.49
     32        2.52     2.52     2.52
     33        2.56     2.54     2.54
     34        2.57     2.57     2.57
     35        2.60     2.60     2.59
     36        2.63     2.63     2.62
     37        2.66     2.66     2.65
     38        2.69     2.69     2.68
     39        2.73     2.72     2.71
     40        2.76     2.76     2.75
     41        2.80     2.79     2.78
     42        2.83     2.83     2.82
     43        2.87     2.87     2.86
     44        2.91     2.91     2.89
     45        2.96     2.95     2.93
     46        3.00     2.99     2.98
     47        3.05     3.04     3.02
     48        3.10     3.08     3.06
     49        3.15     3.13     3.11
     50        3.20     3.18     3.16
     51        3.25     3.24     3.21
     52        3.31     3.29     3.26
     53        3.37     3.35     3.32
     54        3.44     3.41     3.37
     55        3.51     3.48     3.43
     56        3.58     3.54     3.49
     57        3.65     3.61     3.55
     58        3.73     3.69     3.61
     59        3.81     3.76     3.68
     60        3.90     3.84     3.75
     61        3.99     3.92     3.82
     62        4.09     4.01     3.89
     63        4.19     4.10     3.96
     64        4.30     4.19     4.03
     65        4.41     4.29     4.10
     66        4.53     4.39     4.18
     67        4.65     4.49     4.25
     68        4.78     4.60     4.32
     69        4.92     4.70     4.39
     70        5.07     4.81     4.46
     71        5.22     4.92     4.52
     72        5.37     5.03     4.58
     73        5.54     5.14     4.64
     74        5.71     5.26     4.70
     75        5.88     5.36     4.75
     76        6.06     5.47     4.79
     77        6.25     5.57     4.83
     78        6.44     5.67     4.87
     79        6.63     5.76     4.90
     80        6.82     5.85     4.93
     81        7.02     5.93     4.95
     82        7.21     6.00     4.97
     83        7.39     6.06     4.99
     84        7.57     6.12     5.00
     85        7.74     6.17     5.01
     86        7.90     6.22     5.02
     87        8.06     6.26     5.03
     88        8.20     6.29     5.03
     89        8.33     6.32     5.04
     90        8.45     6.35     5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

07921N                           Page 42                             (U)

                   THE UNITED STATES LIFE Insurance Company
                            In the City of New York
                                A STOCK COMPANY

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                For Information, Service or to make a Complaint

        Contact Your Servicing Agent, or Our VUL Administrative Center

                             2727-A Allen Parkway
                                P. O. Box 4880
                           Houston, Texas 77019-2191
                                1-800-340-2765

07921N